EXHIBIT 10.12

RMB Facility Loan Contract

Contract No: 2004 Zhongdi 006

Type of Loan: Medium-term Current Capital Loan

Borrower (Party A): Huludao Wonder Fruit Co.，Ltd.

Address: Hujia Village, Gaotai Town, Suizhong County 125200

Legal Representative (Chief Officer): Niu Hongling

Fax: 86-0429-6833995                                           Tel: 86-0429-6833997

Lender (Party B): Industrial-Commercial Urban Credit Cooperative

Address: No.11，2nd Section of Xinxing Street，Suizhong Town125200

Chief Officer: Li Yumin

Fax:                                                       Tel:

Borrower (“Party A”): Huludao Wonder Fruit Co.，Ltd.

Lender (“Party B”): Industrial-Commercial Urban Credit Cooperative

Whereas Party A applies to Party B for, and Party B agrees to provide Party A with, a loan facility (the “Facility”). Pursuant to relevant laws and regulations and through consultation, Party A and Party B enter into this Contract:

Article 1. Type of Loan

Working Capital Loan (short-term or middle-term)

Article 2. Use of Loan

2.1 The Loan is only allowed for buying fixed assets unless given written consent from Party B.

2.2 Party A cannot change the using of the Loan according to the Contract without the written consent of Party B.

Article 3. Availability Period and Amount of the Facility

The Availability Period of the Facility shall commence from Sep.25，2004 and end on Sep.20，2009 (the “Availability Period”).

The amount of the Facility shall be RMB five million (in words) (the “Maximum Amount”).

Article 4. Interest Rate, Calculation and Payment of Interests and Fees

4.1 The monthly interest rate applicable to the Loan shall be fixed at 7.915‰.

4.2 Interest Settlement

The interest rate shall be calculated and paid according to the fixed interest rate, and the 20th day of each month shall be the date for the settlement of interest.

4.3 The interest rate should be flexible with the adjustment of the interest rate of China People’s Bank. In the event of interest rate adjustment, Party B can make an adjustment over the interest rate and calculation method without informing Party A.

Article 5. Repayment

5.1 Interest Payment

Party A shall pay to Party B the due interest on the Interest Payment Date. The first interest payment shall be made on the first Interest Payment Date after the Disbursement of the Loan. Upon the maturity date for the Loan, Party A shall pay in full all the unpaid interest together with the principal.

5.2 Method of Repayment

Party A shall deposit into its account with Party B such funds as sufficient to repay the amount due to Party B before each Repayment Date specified in this Contract, and shall automatically transfer such funds to Party B for repayment; or Party A shall transfer a sufficient amount from its other accounts to make such repayment on the aforementioned Repayment Date. If Party A fails to repay any indebtedness punctually, Party B has the right to directly debit for the corresponding amount any account opened by Party A with any branch or office of China Construction Bank.

Article 6. Security for the Loan

6.1 The security(ies) for this Contract shall be Item [2] as below.

(1)           Guarantee

(2)           Mortgage

(3)           Pledge

(4)           Standby Letter of Credit

(5)           Credit Insurance

(6)           Other Forms of Security: Mortgage

6.2 Party A should use all their efforts to coordinate with Party B to sign the loan contract of No: 2004 Zhongdi 006.

6.3 If the status of the Mortgage changed in Creditor’s right, which is likely to cause damage to the interest of the Creditor’s right, Party A should provide a new Mortgage until the Mortgage meets the requirements of Party B.

Article 7. Rights and Obligations of Party A

7.1 Party A has the right to require Party B to keep in confidence relevant financial information and trade secrets relating to production and operation of Party A unless otherwise provided by laws and regulations.

7.2 Party A shall provide relevant financial information and information relating to production and operation as required by Party B and shall be responsible for the authenticity, integrity and validity of such information.

7.3 Party A undertakes that all settlements and deposits relating to the Loan shall be conducted through its accounts opened with Party B or Party B’s relevant branch.

7.4 Party A shall assist in and accept Party B’s inspection and supervision of its production, operation, financial activities and utilization of the Loan.

7.5 Party A shall utilize the Loan for the purpose as provided for hereunder.

7.6 Party A shall punctually repay the principal and interest in accordance with this Contract.

7.7 Party A or its investors shall not transfer any funds or assets in order to evade the indebtedness owed to Party B.

7.8 Party A shall give Party B a prior written notice for Party B’s consent if Party A intends to provide security for any third party during the term of this Contract and such security may affect Party A’s ability to make repayment under this Contract.

7.9 Party A shall promptly arrange for new security(ies) satisfactory to Party B where the Guarantor in respect of this Contract ceases or suspends production; its corporate registration is canceled, or business license revoked; it is bankrupt or dissolved; it is operating at a loss; or any other negative change has occurred, and such aforementioned incidents result in loss or partial loss of the Guarantor’s ability to secure the Loan, or where the mortgaged or pledged property(ies) for securing the Loan depreciate(s) or is (are) damaged or destroyed.

7.10 Party A shall promptly inform Party B of any relevant changes during the term of this Contract, including without limitation its business name, legal representative (or chief officer), registered office, business purpose or registered capital.

7.11 Where Party A intends to carry out activity(ies) during the term of this Contract which may have an impact on the realization of Party B’s rights hereunder, Party A shall give Party B a [30] banking days prior written notice for its consent to such intended activity(ies) and shall further take sufficient measures to safeguard the repayment of the indebtedness under this Contract and arrange for security in accordance with Party B’s instructions. The aforementioned activities shall include without limitation contracting, leasing, transformation to a stock company, forming an economic association with another enterprise, consolidation, merger, division, setting up a joint venture, application for suspension of production or for winding up or for bankruptcy.

7.12 Party A shall promptly inform Party B in writing, take sufficient measures to safeguard the repayment of the indebtedness under this Contract and arrange for security(ies) in accordance with Party B’s instructions if there has occurred to Party A incident(s) during the term of this Contract that may have substantially negative effects on Party B’s performance of its obligations hereunder. The aforementioned incidents shall include without limitation the following: Party A ceases or suspends production; its corporate registration is canceled, or business license revoked; its legal representative or high-ranking officers are involved in illegal activities; it is involved in litigation with a major impact; great difficulties arise in respect to its production or operation; or its financial standing deteriorates.

7.13 Party A shall bear all fees and expenses in connection with this Contract and the security(ies) for this Contract including without limitation fees and expenses in respect to legal services, insurance, evaluation, registration, storage, authentication and notarization.

Article 8. Rights and Obligations of Party B

8.1 Party B is entitled to have access to information about the production, operation, and financial activities of Party A, and to require Party A to provide financial information and documents in respect to its production and operation.

8.2 If the credit rating of Party A declines, Party B is entitled to adjust or even cancel the Facility which is otherwise available.

8.3 Party B is entitled to debit any account opened by Party A with any branch or office of China Commerce Bank for any amount due to Party B under this Contract.

8.4 Party B shall disburse the Loan to Party A in accordance with this Contract, except for any delay caused by Party A.

8.5 Party B shall keep in confidence financial information and trade secrets in relation to production and operation of Party A unless otherwise required by laws or regulations.

Article 9. Effectiveness，Modification, Rescission and Termination

9.1 The Contract will become effective after the signing and stamping.

9.2 Party B will rescind the contract and ask for repayment and compensation if Party A breaks any item below:

9.2.1 Dissolution and shop closure or revocation of the business license happens.

9.2.2 There are some changes in the Mortgage under the provision of the Contract, which are likely to cause damage to the creditor’s right; in this case, Party A fails to provide a new Mortgage that is satisfactory to Party B.

9.2.3 Other serious default activities.

9.3 If Party A asks for extension of the Contract, Party A should offer a written application to Party B with the written consent from guarantor at least 30 days before the contract will expire. The extension contract will not become effective until Party A gets approval from Party B. The loan Contract will remain effective until the signing of the extension Contract.

9.4 Neither Party should make any adjustment or expiration without consent from the opposite Party except for the provision already defined in the Contract. Any adjustment or expiration must get approval from both Parties and be reached by written agreement if the status is necessary.

9.5 The original Contract remains effective until both parties reach a consensus.

Article 10. Amendment to this Contract

Upon taking effect of this Contract, any Party intending to amend this Contract shall notify the other Party promptly and a written agreement shall be executed if the Parties so agree, unless otherwise provided in this Contract or in any other agreement.

Article 11. Dispute Resolution

11.1 Any dispute arising out of or in connection with this Contract shall be settled through friendly consultation. If no agreement is reached through such friendly consultation, such dispute shall be settled in accordance with the following:

11.2 Instituting legal proceedings with the People’s Court in the location of Party B.

11.3 The Parties shall perform this Contract in accordance with the undisputed parts during the course of such legal proceedings or arbitration.

Article 12. This Contract Shall be Made in [2] Counterparts.

All documents created within the Availability Period and within the Maximum Amount of the Facility which underlie the debtor-creditor relationship between the Parties (including but not limited to Application for Drawing, Notice of Drawing or other certificates and documents) are integral parts of this Contract.

Article 13. Representations

13.1 Party A is fully informed and aware of the business purposes and powers of Party B.

13.2 Party A has read all the terms of this Contract and Party B has given explanation as required by Party A. Party A hereby acknowledges that it fully understands all terms of this Contract and the corresponding legal consequences thereof.

13.3 Party A has the right and power to execute this Contract.

Party A: Huludao Wonder Fruit Co.，Ltd.

Legal Representative (or Chief Officer) or Authorized Representative (Signature):

/s/：Niu Hongling

Date: 09/25/2004

Party B: Industrial-Commercial Urban Credit Cooperative

Chief Officer or Authorized Representative (Signature): /s/: Li Yumin
Date: 09/25/2004